                                                                    Exhibit 21.1


---------------------------------------------------------------------------------------------------------
Direct Subsidiary                      Second Tier Subsidiary                      State of
                                                                                   Incorporation
---------------------------------------------------------------------------------------------------------
HealthCare Dialog, Inc                                                             Delaware
---------------------------------------------------------------------------------------------------------
                                       PVD & Partners                              Delaware
---------------------------------------------------------------------------------------------------------
                                       Healthcare Horizons, Inc.                   Delaware
---------------------------------------------------------------------------------------------------------
IP2M, Inc.                                                                         Delaware
---------------------------------------------------------------------------------------------------------
ThinkDirectMarketing, Inc.                                                         Delaware
---------------------------------------------------------------------------------------------------------
                                       DirectMailQuotes, LLC                       California
---------------------------------------------------------------------------------------------------------
Software Dialog, plc                                                               United Kingdom
---------------------------------------------------------------------------------------------------------
                                       Panda Software (UK) Ltd
---------------------------------------------------------------------------------------------------------